UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2014

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2014, certain affiliates of Beasley Broadcast Group, Inc. (the “Company”) and CBS Radio Stations, Inc. (“CBS Radio”) entered into an Asset Exchange Agreement (the “Agreement”) under which the Company agreed to exchange all of the assets used or useful in the operation of the radio stations WRDW-FM and WXTU-FM in Philadelphia, Pennsylvania and WKIS-FM, WPOW-FM and WQAM-AM in Miami, Florida for all of the assets used or useful in the operation of the radio stations WIP-AM in Philadelphia, WHFS-AM, WHFS-FM, WLLD-FM, WQYK-FM, WRBQ-FM and WYUU-FM in Tampa, Florida and WBAV-FM, WBCN-AM, WFNZ-AM, WKQC-FM, WNKS-FM, WPEG-FM and WSOC-FM in Charlotte, North Carolina currently owned and operated by CBS Radio. The transaction is being structured as a like-kind exchange in accordance with Section 1031 of the Internal Revenue Code. No assurance can be given, however, that the transaction will qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code.

The proposed exchange, which is expected to close in the fourth quarter of 2014, is subject to approval by the Federal Communications Commissions, the expiration of the applicable Hart-Scott-Rodino waiting period, and other customary closing conditions.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 2, 2014, the Company issued a press release announcing the transaction described above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

2.1	Asset Exchange Agreement dated October 1, 2014.

99.1	Press Release dated October 2, 2014 issued by Beasley Broadcast Group, Inc. (furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: October 3, 2014	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and Treasurer